Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-12513, Registration Statement No. 33-53968, Registration Statement No. 33-49785, Registration Statement No. 33-49849, Registration Statement No. 33-51071, Registration Statement No. 333-10797, Registration Statement No. 333-13115, Registration Statement No. 333-16563, Registration Statement No. 333-88225, Registration Statement No. 333-88709, Registration Statement No. 333-61856, Registration Statement No. 333-42768, Registration Statement No. 333-106707, Registration Statement No. 333-106708, Registration Statement No. 333-105714, Registration Statement No. 333-105715, Registration Statement No. 333-116003, Registration Statement No. 333-132324, Registration Statement No. 333-155708, Registration Statement No. 333-170209, and Registration Statement No. 333-170208 on Forms S-8 and Registration Statement No. 333-88666, Amendment No. 1 to Registration Statement No. 333-88666, Registration Statement No. 333-111185, Registration Statement No. 333-141084, and Registration Statement 333-164842 on Forms S-3 of our reports dated February 4, 2011, relating to the consolidated financial statements and financial statement schedule of Union Pacific Corporation and Subsidiary Companies (the Corporation) and the effectiveness of the Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Union Pacific Corporation and Subsidiary Companies for the year ended December 31, 2010.

Omaha, Nebraska

February 4, 2011